                                                                    EXHIBIT 3.B.




                        CONSENT OF JAMES BERNSTEIN, ESQ.

                                 April 17, 2002



Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 333-71763).



                                                      /s/ James Bernstein
                                                      --------------------------
                                                      James Bernstein
                                                      Assistant Secretary